UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – January 28, 2026

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Ms. Jennifer Wilson.

As reported on Form 8-K filed by SIFCO Industries, Inc., an Ohio corporation (the “Company”) on December 19, 2025, Jennifer Wilson notified the Board of Directors (the “Board”) of the Company of her desire to resign from her position as Chief Financial Officer of the Company, effective as of February 20, 2026 (the “Resignation Date”).

In connection with Ms. Wilson’s resignation, Ms. Wilson and the Company entered into that certain Resignation Agreement and Release of Claims, dated as of January 28, 2026 (the “Resignation Agreement”). Pursuant to the Resignation Agreement, the Company will continue to pay Ms. Wilson her current salary in the ordinary course, subject to normal withholding and voluntary deductions from payroll, until the Resignation Date.

In addition, the Resignation Agreement provides for the following:

•Any accrued unused vacation will be paid to Ms. Wilson in the first pay following the Resignation Date.
•Ms. Wilson will be entitled to reimbursement for all reasonable business expenses incurred through the Resignation Date.
•In consideration for Ms. Wilson’s agreement to work towards a transition before the Resignation Date, the Company will pay Ms. Wilson a cash bonus of $30,000, subject to normal withholding and voluntary reductions from payroll, on the first payroll occurring immediately after the Resignation Date.
•A release by Ms. Wilson of any claims against the Company, its affiliates, and its agents, and affirmation of existing confidentiality obligations as set forth in Ms. Wilson’s employment agreement with the Company.

The description of the Resignation Agreement is qualified in its entirety by reference to the full text of the Resignation Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Appointment of Mr. Eric Shultz.

On January 28, 2026, the Board appointed Eric Shultz to serve as the Chief Financial Officer of the Company, effective as of February 20, 2026. Mr. Shultz will succeed Ms. Wilson as Chief Financial Officer and will serve as principal accounting officer for Securities and Exchange Commission purposes.

Mr. Shultz, age 59, brings more than 25 years of experience in accounting and corporate finance, with particular expertise in the manufacturing and private equity sectors. Mr. Shultz currently serves as the Company's Director of Strategy and Administration. He was formerly the Chief Financial Officer of Bowden Manufacturing Corp, a position he has held since 2007. Earlier in his career, Mr. Shultz served as Chief Financial Officer of Core Systems, LLC and Homestead Capital, LLC, and Director of Finance of the Blue Coral/Slick 50 Division of Quaker State Corporation. He began his career as a Senior Auditor at Arthur Andersen & Co. Mr. Shultz holds a Bachelor of Business Administration in Accounting from Cleveland State University.

Mr. Shultz will receive an annual base salary of $250,000, as well as a $30,000 bonus payable when the Company pays FY2026 bonuses. In addition, Mr. Shultz is eligible to participate in the Company’s management incentive plan.

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Resignation Agreement and Release of Claims by and between SIFCO Industries, Inc. and Jennifer Wilson, dated January 28, 2026.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: February 3, 2026
/s/ Jennifer Wilson
Jennifer Wilson
Chief Financial Officer
(Principal Financial Officer)